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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Carolina Fincorp
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

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                                      CFNC
                             Carolina Fincorp Inc.
        115 South Lawrence Street - Rockingham, NC 28380 - 910-997-6245

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                                 October 27, 1999

Dear Shareholder:

I am writing to advise you that the Board of Directors of your company has agreed to a merger with FNB Corp., Asheboro, NC.

On October 18, 1999, the Board signed a definitive agreement with FNB Corp., the holding company for First National Bank and Trust Company. The terms of the agreement provide that FNB Corp. will issue .79 shares of its common stock for each share of Carolina Fincorp common stock. Based on the closing price for FNB on Friday, October 16, 1999, the transaction represents a price of $15.01 per share of Carolina Fincorp common stock and a deal value of approximately $29.1 million. The merger will result in an institution with combined assets of approximately $500 million and a market capitalization in excess of $100 million.

Subject to certain conditions, including the approval of both companies' shareholders and applicable regulatory authorities, the merger is anticipated to close late in the first quarter or early in the second quarter of 2000. The transaction is intended to be tax-free to the shareholders of Carolina Fincorp and will be accounted for as a pooling of interests.

FNB Corp. is the $380 million bank holding company for First National Bank and Trust Company, headquartered in Asheboro, NC. First National Bank and Trust operates twelve offices in Chatham, Montgomery and Randolph Counties in central North Carolina. First National Bank and Trust offers a complete line of financial services, including deposit, loan, investment and trust services that are complementary to those offered by Richmond Savings Bank.

The counties in which First National Bank and Trust operates banking offices are
a good fit with the counties in which our bank operates.   The merger will
result in a company with 17 offices, operating in six mid-Carolina counties. As you will recall, Richmond Savings Bank operates five offices in Richmond, Moore and Scotland Counties.

The Board is extremely pleased to join forces with FNB Corp. because we share a common heritage of serving our communities for nearly a century. In the near future you will receive more information concerning this proposed merger. If in the meantime you have any questions or comments, please do not hesitate to contact me directly.

Yours truly,

/s/ R. Larry Campbell

R. Larry Campbell, CEO
Carolina Fincorp, Inc.
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                                     NOTICE
                       To Shareholders of Carolina Fincorp

    Concerning the 1999 Annual Meeting and the Proposed Merger with FNB Corp.

On September 21, 1999, Carolina Fincorp, Inc. (the "Company") mailed the Notice for the 1999 Annual Meeting (the "Annual Meeting") of Stockholders of the Company. The shareholders have also recently been notified of the Company signing a definitive agreement with FNB Corp., the holding company for First National Bank and Trust Company.

Shareholders are hereby notified that the date and time of the Annual Meeting are not affected by the announcement of the proposed merger of the Company, and
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the Annual Meeting will still be held on November 17, 1999, at 1:00 p.m.,
Eastern Time, at the Calvin Little Room, Thomas H. Leath Memorial Library, 412
E. Franklin Street, Rockingham, North Carolina.

     Although the proposed merger is subject to shareholder approval, the approval of the proposed merger will not be addressed at the Annual Meeting, and a special meeting of the shareholders will be convened at a later date.

On October 4, 1999, the board of directors of the Company (the "Board of Directors") first mailed proxy materials for the Annual Meeting to the Company's shareholders. This notice is a supplement to the Board of Directors' Proxy Statement. The Board of Directors encourages all shareholders to review the proxy materials and, if you have not already done so, complete, sign and return the previously mailed proxy.

                Proxy Solicitor Chosen to Solicit Company Proxies

Regan & Associates, Inc. ("Regan"), a professional proxy solicitation firm, has been retained by the Company in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting. Under the terms of the Company's agreement with Regan, Regan will assist the Company in delivering proxy materials, and will assist the Company in soliciting, collecting and tabulating proxies received from brokers and banks and, as needed, other stockholders. The Company estimates the total expense to be paid by the Company in connection with Regan's services to be approximately $5,750. This estimate will increase if a formal proxy contest develops in connection with the Annual Meeting.

                             Possible Proxy Contest

The Company is aware that a letter has been delivered to shareholders regarding a possible proxy contest concerning the election of the Board of Directors at the Annual Meeting; however, the status of the proposed proxy contest is unknown as of the date of this mailing.

                                  Use of Proxy

As previously referenced in the Proxy Statement, a proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a beneficial owner of shares of the Company's common stock that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Annual Meeting.

                             Your vote is important.

   If you have not previously sent in your proxy, you are encouraged to do so.

                     IF YOU HAVE QUESTIONS ABOUT HOW TO VOTE

                       please contact our proxy solicitor:
                            Regan & Associates, Inc.,
                             TOLL FREE 800-737-3426